Exhibit 10.3


                                    Agreement


Kadant Light Machinery (Jining) Co., Ltd., No. 99 Jidian Road 1, High and New Technologies Industry Development Zone, Jining, Shandong, China. ("Kadant ")

and

Bank of China Limited, Jining Branch, No. 99, Guanghe Road, Jining, Shandong, China

("BOC")

collectively as "the parties"


1. Referring to Kadant's acquisition of Jining Huayi Light Industry Machinery Co., Ltd ("Huayi"), the Parties confirm that BOC will issue a series of payment guarantees ("Payment Guarantee(s)") on behalf of Kadant, as applicant, to Huayi, as beneficiary, on the closing date of the acquisition of Huayi in respect of guaranteeing payment to Huayi provided all the conditions of the guarantee have been met.

2. The Parties agree that BOC will issue Payment Guarantees up to an aggregate amount of 32 million RMB yuan in favor of Huayi with the tenor of up to 19 months against the security of the Bank of China Limited, New York Branch USD10 million Standby L/C. On every payment day, the guarantee amount shall be decreased and at the same time the amount of the loans secured against the security of the Standby L/C shall increase. The wording of the Standby L/C is Annex 2 hereto. BOC and Kadant will enter into the loans in the form of Annex 1. If Kadant cannot finish the loan procedures as set forth in the loan attached as Annex 1 on the same day, BOC will claim reimbursement according to the terms of the Standby L/C.

3. In the event of a dispute, the terms of the standby letter of credit and the relevant terms and conditions contained in Annex 1 and Annex 2 hereto shall apply.



Annex 1 Loan Agreement


Annex 2 Standby L/C


For and on behalf of Kadant Light Machinery (Jining) Co., Ltd.:


Name: /s/ Gan Beng Keong (official seal)
      ------------------




For and on behalf of Bank of China Limited, Jining Branch:

Name: /s/ Xia Xiaofeng (official seal)
      ----------------

                         (Short-Term) RMB Loan Agreement

                     No.: __________ Year ____ Zi _____ Hao





Borrower:  Kadant Light Machinery (Jining) Co., Ltd.
           -----------------------------------------
Enterprise Legal Person Business License No.: Qi Du Lu Ning Zong Zi No. 001159

Legal Representative:  Peter J. Flynn, Chairman
                       ------------------------
Address:    No. 99 Jidian Road 1, High and New Technologies Industry Development
            --------------------------------------------------------------------
            Zone, Jining, Shandong  272023, China
            -------------------------------------

Financial Institution and Account No.:  ____________________

Contact:  Ms. Wang Yanhong
          ----------------



Lender:  Bank of China Limited, Jining Branch
         ------------------------------------
Legal Representative/Person-in-charge:  Pang Xinfeng
                                        ------------

Address:  No. 99 Guanghe Road, Jining, Shandong, China
          --------------------------------------------

Contact:  0537-2609646
          ------------


This RMB Loan Agreement ("this Agreement") is entered into by and between the Borrower and the Lender, through equal negotiation, with respect to the provision by the Lender to the Borrower of a short-term RMB loan (the "Loan").


Article 1  Amount

The total amount of the Loan hereunder shall be         , (say Renminbi
                                                -------
yuan          ).
--------------

Notes: The loan amount is according to the drawing amount under the payment guarantee, not exceeding the amount of Renminbi 32,000,000.00 in total.


Article 2  Term

The term of the Loan shall be 11 months commencing from the drawdown date as agreed upon be both parties hereto and ending on the last repayment date as agreed upon be both parties hereto. If it is agreed that the Loan shall be drawn within a specific period of time, then the "drawdown date" in the above sentence shall refer to the date on which such period shall commence.

Article 3  Application

The Loan hereunder shall be applied for the following purposes:

To buy the business and assets of Jining Huayi Light Industry Machinery Co.,
----------------------------------------------------------------------------
Ltd. and used as its own operating capital;
------------------------------------------

The Borrower shall alter or change in no way any above purpose of the Loan without the written consent of the Lender.


Article 4  Interest Rate and Payment

The interest rate applicable to the Loan shall be 5.265% per annum and shall
                                                  ------
remain unchanged during the term hereof.

Any interest accrued on the Loan shall be calculated from the actual drawdown date by the Borrower on the basis of the actually drawn amount and the number of days when such amount shall be borrowed, with 360 days calculated as one year.

The Borrower shall pay any interest accrued on the Loan according to the following:

The Borrower shall pay the interest accrued on the Loan quarterly. March 20, June 20, September 20 and December 20 of each year shall be the interest payment dates. Should the last repayment date of the principal of the Loan fail to fall on any of the above interest payment dates, the Borrower shall fully pay all interest payable and accrued on the Loan on the last repayment date of the principal of Loan.


Article 5  Conditions Precedent to Drawdown

The Lender shall be entitled to reject the Borrower's application for any drawdown of the Loan, until and unless all the following conditions precedent to a drawdown have been satisfied:

(1)   The  Borrower shall have submitted to the Lender, 1 day in advance, a
                                                        -
      written application for the drawdown and relevant certifications of the purpose of such drawdown;

(2) This Agreement and all its appendices shall have come into full force and effect;

(3) The standby L/C issued by the Bank of China Limited, New York branch as set forth in Article 9 hereof shall have come into full force and effect;

(4) The Borrower shall have opened an account as required by the Lender for the purpose of making the drawdown, paying the interest accrued thereon and fees and expenses incurred therefrom and repaying the principal of the drawdown;

(5) The Borrower shall have delivered to the Lender the resolution and the letter of authorization adopted and issued by the board of directors or any other competent department of the Borrower, approving and authorizing the execution and performance of this Agreement;

(6) The Borrower shall have delivered to the Lender the list of the persons who have been authorized to execute this Agreement and other documents in relation hereto, accompanied by the specimens of the signatures of such persons;

(7)   No event of default set forth in Article 11 hereof shall have occurred;

(8) All other conditions precedent to the drawdown provided for by law and agreed upon by the parties hereto shall have been satisfied.


Article 6  Drawdown Period

The Borrower shall make a one-time lump-sum drawdown of the Loan on the ___ day of _______________, ____.

Note: The drawing time is according to the payment guarantee drawing schedule.


Article 7  Procedures for Drawdown

The Borrower shall, for the purpose of each drawdown of the Loan, submit to the Lender an application for drawdown and complete other procedures for drawdown as required by the Lender.


Article 8  Repayment

The borrower shall repay the loans in a one-time lump-sum on the day of _______________, ____.

Note: the repayment date shall be 12 months from the drawdown date.

In case of more than one loan agreement between the Borrower and the Lender under which the loans have expired, the Lender shall have the right to decide on the priority of repayment of such loans by the Borrower.

The Borrower may make early repayment, provided that it shall notify the Lender of such early repayment 15 days in advance. The Borrower may make early
                        --
repayment without any penalty. The Borrower shall have the right to decide on the priority of early repayments of loans with the Lender.


Article 9  Security

Any and all liabilities hereunder shall be secured by the standby L/C issued by the Bank of China New York branch initially in the amount of US$ 10 million, and as reduced as provided below.

The Lender agrees that the amount of the standby L/C shall be reduced to the extent the principal amount of the loans outstanding are repaid voluntarily by the Borrower or are repaid upon the expiration of the loans. Lender agrees to notify Bank of China-NY and JPMorgan Chase Bank within 10 days of a loan repayment. Such notice shall state (1) the amount in RMB of repayment made, (2) the outstanding amount of the existing RMB loans and (3) instructions to the issuing bank to reduce the standby L/C (within three days of such instructions) by the USD equivalent amount equal to the repayment amount, determined by dividing the repayment amount by the prevailing exchange rate of RMB to USD publicized by Bank of China, Head Office on the issuing date of the standby L/C (the "Issued Exchange Rate"). For example, if this loan is repaid prior to its expiration by 8 million RMB principal amount, and the Issued Exchange Rate is 8 RMB to one USD, then the US$ L/C will be reduced by US$1 million. The Lender at its option may recalculate the USD value of the principal amount of all outstanding loans after the prepayment by dividing the unpaid principal amount of the RMB loans outstanding between the Borrower and the Lender (the "RMB Loans") by the then prevailing exchange rate of RMB to USD exchange publicized by the Bank of China, Head Office. However, in no event will the exchange rate used to revalue the principal amount of outstanding RMB Loans be less than 90% of the Issued Exchange Rate. If the amount of the USD standby L/C is less than the then unpaid principal amount of the RMB Loans, the Lender may request the Borrower to provide additional guarantees, provided that the sum of the value of all such additional guarantees (including previously provided guarantees) and the amount of the standby L/C may not exceed USD $10 million.


Article 10 Representations and Covenants

The Borrower hereby makes the following representations:

(1)   The Borrower is duly registered and legally existing.

(2) The Borrower has obtained all necessary authorization required to enter into this Agreement.

(3) All documents, information, statements and vouchers provided by the Borrower to the Lender are accurate, true, complete and valid.

(4)   The Borrower has fully disclosed to the Lender:

      a) any and all material violations of laws or regulations involving, and any and all material claims raised against, the Borrower or any of its major persons-in-charge;

      b) any and all material breaches committed by the Borrower under any other material contract;

      c) any and all bank liability and contingent liability assumed by the Borrower and any and all mortgage and pledge provided to any third party by the Borrower;

      d)   any and all material pending litigation and arbitration proceedings;
           and

      e) all other occurrences which might materially adversely affect the financial status or the solvency of the Borrower,

      which have occurred or are occurring and which might affect the judgment on the Borrower's capability to perform this Agreement.

The Borrower hereby makes the following covenants:

(1) The Borrower will provide the latest financial statements quarterly as required by the Lender, provide the audited financial statements covering each year during the first quarter of the immediately following year, and provide such documents and information, at any time as required by the Lender, as including but not limited to reports and statements on the operation status and financial status of the Borrower.

(2) Any counter-guarantee agreement or similar agreement, which has been or will be entered into by the Borrower will not prejudice any right of the Lender hereunder.

(3) The Borrower will accept, and provide adequate assistance and cooperation to, any credit examination and supervision by the Lender.

(4) The Borrower will notify the Lender in advance of any reduction of the registered capital of the Borrower, any material change of its ownership or any adjustment to its business operational modes (including without limitation, joint venture or cooperation with foreign investors, split-off, merger, consolidation or acquisition, restructuring, establishment or reorganization into a company limited by shares, or change of its business operational modes to lease, contracting, affiliation or trusteeship) and, if such reduction, change or adjustment might have any adverse effect on the Borrower's solvency, the Borrower will not conduct such reduction, change or adjustment without the prior consent of the Lender.

(5) The Borrower will not conduct any disposal of its own asset which might lead to any decrease of its solvency.

(6) The Borrower will not mortgage land and building to any third party during the loan period.

(7) The repayment of the liabilities owed by the Borrower to the Lender hereunder shall be given the priority above repayment of any loan provided to the Borrower by any of its shareholders and same as repayment of any similar liabilities owed by the Borrower to its other creditors.

(8)   The Borrower hereby undertakes to notify the Lender promptly of:

      a) any material breach under this Agreement or any other material contract;

      b) any change to the member of the Board of the Borrower, any amendment to its articles of association or any material adjustment to its internal organizational structure;

      c) any material difficulty in the business operation or material deterioration of the financial status of the Borrower;

      d) any material litigation or arbitration proceeding in which the Borrower is involved; or

      e) any other occurrence of the Borrower which would be reasonably expected to materially adversely affect its solvency.

(9) The relevant settlement transactions of the Borrower in relation to the Loan will be conducted at the Lender or any other branch of Bank of China Limited and the amount of such transactions will meet the requirement of the Lender.

(10) If the after-tax net profit of the Borrower for any given accounting year is zero or negative or its after-tax profit is insufficient to make up all its loss accumulated during the past accounting years, or if the profit before tax of the Borrower for any given accounting year is not applied against the principal of, interest accrued on and fees and expenses incurred in relation to the Loan which shall be due and payable by the Borrower during that accounting year or such profit before tax is insufficient to pay in full the principal of, interest accrued on and other fees and expenses incurred in relation to the Loan which will become due and payable for the immediately following accounting year, then the Borrower shall not distribute to any of its shareholders any profit or dividend in any form whatsoever.


Article 11 Liability for Breach of Contract

Should the Borrower fail to make any repayment as scheduled herein and fail to reach an agreement with the Lender to extend the time limit of such repayment, the Lender shall be entitled to a penalty interest on such delayed repayment of the principal of the Loan for the period commencing from the date of expiry of such repayment and ending on the date when the Borrower shall have fully paid all the principal of and interest accrued on such repayment. Should the Borrower apply any drawdown of the Loan for any other purpose than those set forth herein, the Lender shall be entitled to a penalty interest on such drawdown for the period commencing from the date of application of such portion for the said other purpose and ending on the date when the Borrower shall have fully paid the principal of and interest accrued on such drawdown of the Loan.

The penalty interest rate applicable to any delayed repayment shall be the interest rate set forth herein for the Loan plus 30%; and the penalty interest rate applicable to any above misapplication shall be the interest rate set forth herein for the Loan plus 50%.

Should the Borrower fail to fully pay any interest as scheduled herein, the Lender shall be entitled to a monthly/quarterly compound interest on the outstanding interest, which becomes due and payable by the Borrower, at the same rate as the penalty interest rate accrued on the principal of the Loan. If the Borrower delays to pay any interest accrued on the principal of any drawdown of the Loan and applies such drawdown for any other purpose than those set forth herein, the compound interest payable by the Borrower therefor as specified above shall be at the aforesaid penalty interest rate applicable to misapplication of the Loan. If the Borrower only delays to pay any interest accrued on the principal of any drawdown of the Loan, with the principal of the drawdown applied for the purpose set forth herein, the compound interest payable by the Borrower therefor as specified above shall be at the aforesaid penalty interest rate applicable to a delayed repayment of the principal of the Loan.

In case of any adjustment to the interest rate of the Loan set forth herein, any penalty interest or compound interest payable hereunder shall be calculated and paid based on the original rate for the period before the date of such adjustment and, for the period after the date of such adjustment, shall be based on the adjusted rate.

In case of any of the following occurrences, the Lender shall have the right to cease any drawdown by the Borrower or to cancel all remaining portion of the Loan which has not been drawn by the Borrower, and may announce that all the principal of and interest accrued on the Loan hereunder immediately become due and payable:

(1) Failure of the Borrower to pay any principal or interest which becomes due and payable by it has lasted for more than thirty (30) days;

(2) The amount of repayments delayed by the Borrower and the amount applied by the Borrower for any other purpose than those set forth herein have in aggregate reached RMB 100,000.00;
                        --------------

(3) Any representation made by the Borrower in Article 10 hereof is untrue when made or the Borrower has committed a breach of any of its covenants contained in Article 10;

(4) The Borrower has committed a material breach under any other loan contract to which it is a party;

(5) The Borrower has ceased its operation or has been terminated or revoked or has become bankrupted;

(6) The financial status of the Borrower or the guarantor has materially deteriorated.

Article 12 Deduction

The Borrower hereby agrees that the Lender may deduct any amount due and payable by the Borrower hereunder directly from the accounts opened by the Borrower at the branches and departments of Bank of China.


Article 13 Taxes and Fees

Any and all taxes and fees arising out of and in connection with the execution and performance of this Agreement and the settlement of disputes hereunder shall be paid by the Borrower, including without limitation, the stamp tax, interest withholding tax, litigation cost, enforcement charge, legal fees and notary fee.


Article 14 Offsetting and No Waiver

The Borrower shall fully pay any and all amounts payable by it hereunder and shall not request any offsetting against any such amount, except with the consent of the Lender.

The Borrower shall not assign any of its obligations hereunder to any third party without the written consent of the Lender.

No tolerance, grace or preference granted to the Lender or any delay in exercising any right by the Lender hereunder shall in any way affect, prejudice or restrict any right or remedy vested in or available to the Lender under this Agreement or by law, nor shall any such tolerance, grace, preference or delay be deemed as a waiver by the Lender of any right, benefit or interest hereunder or release the Borrower from any obligations assumed by it hereunder.


Article 15 Amendment and Termination

This Agreement may be amended, supplemented or terminated by written agreement between the parties hereto. Any and all amendments and supplements hereto shall constitute an integral part of this Agreement.

Any invalidity of any provision hereof shall not affect in any way the validity of any remaining provision hereof.


Article 16 Governing Law, Settlement of Disputes and Jurisdiction

This Agreement may be amended, supplemented or terminated by written agreement between the parties hereto. Any and all amendments and supplements hereto shall constitute an integral part of this Agreement.

Any invalidity of any provision hereof shall not affect in any way the validity of any remaining provision hereof.

This Agreement shall be governed by the laws of the People's Republic of China.

Any dispute arising from, out of or in connection with this Agreement shall be settled by friendly consultations between the Parties. Consultations shall begin immediately upon one Party delivering to the other Party a written request for such consultation. If within 30 (thirty) days following the date on which the request is given, the dispute cannot be settled through consultation, the dispute shall be submitted to arbitration in Beijing pursuant to the then effective arbitration rules and under the auspices of the China International Economic and Trade Arbitration Committee (CIETAC) upon the request of any Party with notice to the other Party. The arbitration shall have three arbitrators. Each shall select one arbitrator. The two selected arbitrators shall jointly select the Chairman. The Chairman shall be neither a Chinese citizen nor US citizen. In the event the two arbitrators cannot agree upon a candidate for Chairman then the secretary of CIETAC shall make such determination. The arbitral award shall be final and binding upon both Parties. The costs of the arbitration shall be borne the losing party.


Article 17 Appendices

The following appendices, and other appendices mutually agreed upon by the parties hereto, shall constitute an integral part hereof and shall be equally authentic with this Agreement:

Application for drawdown
------------------------


Article 18 Effectiveness

This Agreement shall come into full force and effect upon being signed by the legal representatives or authorized signatories of and affixed with the official seals of the Borrower and the Lender.

This Agreement is made in 4 originals in English and Chinese, of which each
                          -
party hereto shall hold 2 originals. Both originals shall be equally valid.
                        -


Article 19 Special Notes

The Borrower and the Lender have fully negotiated over any and all terms contained herein.

The Lender has requested the Borrower to pay special attention to, and to obtain the full and accurate understanding of, any and all terms contained herein on the rights and obligations of the parties hereto. The Lender has made relevant explanations of such terms to the Borrower as per the Borrower's request.

Both parties hereto hereby confirm their completely identical understanding of any and all terms contained herein.


Article 20 Notices

All notices to be issued under or in connection with this Agreement shall be in the English and Chinese language and considered validly given effective upon receipt if sent by reputable courier or if delivered by hand against receipt. In case of hand delivery Kadant Inc. shall receive a copy by facsimilie and courier:



      If to Borrower:
      ---------------

           Kadant Light Machinery (Jining) Co., Ltd.
           No. 99 Jidian Yi Road,
           ----------------------
           High-tech Development Zone
           --------------------------
           Jining, Shandong  272023 China
           ------------------------------
           Attention: President
           --------------------



      With a copy to:
      ---------------
           Kadant Inc.
           -----------
           One Acton Place, Suite 202
           --------------------------
           Acton, MA  01720
           ----------------
           Attention: Treasurer
           --------------------


      If to Lender:
      -------------

           Bank of China Limited, Jining Branch
           ------------------------------------
           No. 99, Guanghe Road
           ---------------------
           Jining , Shandong China
           -----------------------
           Attention: Manager of Company Department
           ----------------------------------------

For and on behalf of:


Borrower:  _________________________________ (official seal)





Signed by: _________________________________
           Legal Representative (or authorized signatory)


Date:      ______________, ____






For and on behalf of:


Lender:    _________________________________ (official seal)





Signed by: _________________________________
           Legal Representative (or authorized signatory)


Date:      ______________, ____

                                     Annex 2
                               Form of Standby L/C

                                                                    (ISSUE DATE)
                                                             OUR L/C NO.:

MESSAGE SENT TO:                             APPLICANT:
BANK OF CHINA                                KADANT INC.
[address]                                    ONE ACTON PLACE, SUITE 202
                                             ACTON, MA USA 01720
                                             ATTENTION: TREASURER



DOCUMENTARY CREDIT NUMBER:        --------

FURTHER IDENTIFICATION:           REQUEST

DATE OF ISSUE:

DETAILS:

WE HAVE ESTABLISHED OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR AS DETAILED HEREIN SUBJECT TO ISP98, TO SECURE THE BANKING FACILITIES MADE BY BANK OF CHINA, JINING BRANCH TO KADANT LIGHT MACHINERY (JINING) CO., LTD. ("KADANT WFOE") UNDER THE LOAN AGREEMENTS IN AN AGGREGATE AMOUNT NOT TO EXCEED RMB 72,000,000.00 (SEVENTY-TWO MILLION RENMINBI).


BENEFICIARY:                                 BANK OF CHINA, JINING BRANCH
                                             NO.99, GUANGHE ROAD, JINING,
                                             SHANDONG, CHINA


APPLICANT:                                   KADANT INC.
                                             ONE ACTON PLACE, SUITE 202
                                             ACTON, MA USA 01720



DATE AND PLACE OF EXPIRY:                    May --, 2007
                                             NEW YORK, NY

DOCUMENT CREDIT AMOUNT:                      USD 10,000,000.00

AVAILABLE WITH:                              BANK OF CHINA
                                             NEW YORK
                                             BY PAYMENT

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ADDITIONAL 12 MONTH PERIODS FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE, UNLESS AT LEAST 30 DAYS PRIOR TO THE CURRENT EXPIRY DATE YOU ARE INFORMED VIA SWIFT, THAT WE ELECT NOT TO AUTOMATICALLY EXTEND THIS LETTER OF CREDIT FOR ANY ADDITIONAL PERIOD. HOWEVER IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND THE FINAL EXPIRY DATE OF MAY11,2010. UPON SUCH NOTICE TO YOU, YOU MAY DRAW ON US AT SIGHT FOR AN AMOUNT NOT TO EXCEED THE BALANCE REMAINING IN THIS LETTER OF CREDIT WITHIN THE THEN-APPLICABLE EXPIRY DATE, BY YOUR SWIFT AND DATED STATEMENT PURPORTEDLY SIGNED BY ONE OF YOUR OFFICIALS READING EXACTLY AS FOLLOWS:
THE AMOUNT OF THIS DRAWING USD ........... UNDER BANK OF CHINA, NY LETTER OF
CREDIT NUMBER -------- REPRESENTS FUNDS DUE US AS WE HAVE RECEIVED NOTICE FROM BANK OF CHINA, NY OF THEIR DECISION NOT TO AUTOMATICALLY EXTEND LETTER OF CREDIT NUMBER -------- AND THE UNDERLYING OBLIGATION REMAINS OUTSTANDING.

IN THE EVENT THIS LETTER OF CREDIT IS SUBSEQUENTLY AMENDED BY US TO
RESCIND A NOTICE OF NON-EXTENSION AND TO EXTEND THE EXPIRY DATE HEREOF TO A FUTURE DATE, SUCH EXTENSION SHALL BE FOR THAT SINGLE PERIOD ONLY AND THIS LETTER OF CREDIT WILL NOT BE SUBJECT TO ANY FUTURE AUTOMATIC EXTENSIONS UNLESS AN AUTOMATIC EXTENSION PROVISION IS EXPRESSLY INCORPORATED INTO SUCH AMENDMENT.

A COPY OF OUR NOTICE THAT THE LETTER OF CREDIT WILL NOT BE AUTOMATICALLY EXTENDED WILL ALSO BE SENT TO:

KADANT INC.
ONE ACTON PLACE, SUITE 202
ACTON, MA USA 01720
ATTENTION: TREASURER


ADDITIONAL DETAILS:
THIS LETTER OF CREDIT IS AVAILABLE AT SIGHT UPON RECEIPT BY US OF YOUR AUTHENTICATED SWIFT/TELEX STATING:
      1.   "THE AMOUNT OF THIS DRAWING USD.............., UNDER BANK OF CHINA,
             NY LETTER OF CREDIT NO. _________ REPRESENTS THE USD

             EQUIVALENT OF FUNDS/OBLIGATIONS DUE US AS KADANT LIGHT MACHINERY
                                                       ----------------------
             (JINING) CO., LTD HAS DEFAULTED ON ITS RMB LOAN PAYMENT/OBLIGATIONS
             -----------------
             TO BANK OF CHINA, JINING UNDER LOAN NO. ----, YEAR ----, ZI---, HAO----, AND THE AMOUNT CLAIMED HAS BECOME DUE AND REMAINS UNPAID"
      2.   "BANK OF CHINA, JINING HAS DELIVERED NOTICE TO THE APPLICANT OF
             THE DEFAULT OF KADANT LIGHT MACHINERY (JINING) CO., LTD. ON
             [DATE], WHICH IS NO LESS THAN THIRTY DAYS PRIOR TO THE DATE OF
             OUR STATEMENT IN DOCUMENT 1".

THE USD EQUIVALENT OF RENMINBI DETERMINED BY BANK OF CHINA, HEAD OFFICE'S ANNOUNCED SEVEN DAYS FORWARD EXCHANGE RATE ON THE DATE OF YOUR DRAWING SHALL BE USED FOR THE CALCULATION OF YOUR DRAWING AMOUNT.

PARTIAL DRAWINGS ARE ACCEPTABLE.

AS THE UNDERLYING RMB LOAN OBLIGATION IS PAID DOWN, BANK OF CHINA, JINING (BENEFICIARY) SHALL NOTIFY AND PROVIDE BANK OF CHINA, NY AND JP MORGAN CHASE BANK, BY AUTHENTICATED SWIFT NO LATER THAN 10 DAYS AFTER THE DATE A LOAN REPAYMENT IS MADE NOTICE OF (A) THE AMOUNT IN RMB OF THE REPAYMENT MADE ("REPAYMENT AMOUNT"), (B) THE OUTSTANDING AMOUNT OF THE RMB LOANS, (C) INSTRUCTIONS TO THE ISSUING BANK TO REDUCE THIS STANDBY LETTER OF CREDIT BY THE USD EQUIVALENT AMOUNT EQUAL TO THE REPAYMENT AMOUNT, DETERMINED BY DIVIDING THE REPAYMENT AMOUNT BY [--] (EXCHANGE RATE). IF THE REDUCED STANDBY LETTER OF CREDIT AMOUNT IS INSUFFICIENT TO COVER THE REMAINING OUTSTANDING RMB LOANS BASED ON THE PREVAILING EXCHANGE RATE ANNOUNCED BY BANK OF CHINA, HEAD OFFICE, BUT IN NO EVENT LOWER THAN [--] RMB to 1 USD, THE BENEFICIARY RESERVES THE RIGHT TO REQUEST THE APPLICANT FOR ADDITIONAL GUARANTY(IES) OR COLLATERAL TO COVER THE SHORTFALL FOR UP TO US$10 MILLION AS PROVIDED IN THE RMB LOANS. NO LATER THAN 3 BUSINESS DAYS OF THE DATE OF ISSUANCE OF SUCH NOTICE, THE ISSUING BANK SHALL REDUCE THE AMOUNT OF THIS LETTER OF CREDIT WITHOUT FURTHER ACTION BY THE BENEFICIARY BY THE AMOUNT STATED IN THE NOTICE.

ALL CORRESPONDENCE AND ANY DRAWINGS PRESENTED ARE TO BE DIRECTED TO BANK OF CHINA, NEW YORK.

THIS LETTER OF CREDIT IS NOT ASSIGNABLE OR TRANSFERRABLE WITHOUT THE CONSENT OF THE APPLICANT AND THE ISSUING BANK.

WE HEREBY ENGAGE WITH THE BENEFICIARY THAT ALL DRAWINGS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED BY US.

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THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES
("ISP98"), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590.